Exhibit 10.3

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”), dated as of May 9, 2017, is by and between Memory MD, Inc., a Delaware corporation, having an office at 205 East 42nd Street, 14th Floor, New York, New York 10017 (“Sublandlord”) and Nano Graphene Inc., a Florida corporation, having an office at 205 East 42nd Street, 14th Floor, New York, New York 10017 (“Subtenant”).

RECITALS

WHEREAS, Sublandlord is the tenant under that certain lease agreement dated May 9, 2017 (the “Primary Lease”) with 1-10 Bush Terminal Owner LP (“Prime Landlord”); and

WHEREAS, pursuant to the Primary Lease, Sublandlord leased those certain premises (“Demised Premises”) more particularly described in the Primary Lease and located in the building having a street address of 67 35th Street, Brooklyn, New York 11232 (“Building”); and

WHEREAS, Sublandlord desires to sublease a portion of its premises leased under the Primary Lease to Subtenant, and Subtenant desires to sublease a portion of Sublandlord’s premises from Sublandlord, in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Demise.  Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the premises (“Subleased Premises”) located at Building #5, 2nd Floor, Suite C250 in the Building and comprising a portion of the Demised Premises.

2.     Term.

(a)     The term of this Sublease (“Term”) shall commence on the date hereof (“Sublease Commencement Date”) and shall expire upon the expiration or earlier termination of the Primary Lease (“Sublease Expiration Date”), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease.

(b)     Subtenant shall not be entitled to exercise any options to extend or renew the term of the Primary Lease. These options are expressly retained by Sublandlord and may be exercised or waived by Sublandlord in its sole and absolute discretion.

(c)     If for any reason the term of the Primary Lease is terminated prior to the Sublease Expiration Date, this Sublease shall terminate on the date of such termination and Sublandlord shall not be liable to Subtenant for such termination.

3.     Permitted Use. Subtenant shall use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Primary Lease and for no other purpose.

4.     Payment of Rent.

(a)     Throughout the Term of this Sublease, Subtenant shall pay to Sublandlord 50% of Sublandlord’s monetary obligations to the Landlord under the Primary Lease, as and when determined by Subtenant and Sublandlord in good faith from time to time.

5.     Incorporation of Primary Lease by Reference.

(a)     The terms, covenants, and conditions of the Primary Lease are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Prime Landlord shall, in respect of this Sublease, be binding on or inure to the benefit of Sublandlord and every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Sublandlord shall, in respect of this Sublease, be binding on and inure to the benefit of Subtenant. Whenever the term “Lessor” appears in the Primary Lease, the word “Sublandlord” shall be substituted therefore; whenever the term “Lessee” appears in the Primary Lease, the word “Subtenant” shall be substituted therefore; and whenever the word “Premises” appears in the Primary Lease, the word “Subleased Premises” shall be substituted therefore.

6.     Subordination to Primary Lease.  This Sublease is subject and subordinate to the Primary Lease.

7.     Representations of Sublandlord. Sublandlord represents and warrants the following is true and correct as of the date hereof:

(a)     Sublandlord is the tenant under the Primary Lease.

(b)     The Primary Lease is a true, correct, and complete copy of the Primary Lease, is in full force and effect, and has not been further modified, amended, or supplemented except as expressly set out herein.

8.     AS-IS Condition.  Subtenant accepts the Subleased Premises in its current, “as-is” condition. Sublandlord shall have no obligation to furnish or supply any work, services, furniture, fixtures, equipment, or decorations. On or before the Sublease Expiration Date or earlier termination or expiration of this Sublease, Subtenant shall restore the Subleased Premises to the condition existing as of the Sublease Commencement Date, ordinary wear and tear excepted. The obligations of Subtenant hereunder shall survive the expiration or earlier termination of this Sublease.

9.     Performance By Sublandlord.  Notwithstanding any other provision of this Sublease, Sublandlord shall have no obligation: (a) to furnish or provide, or cause to be furnished or provided, any repairs, restoration, alterations or other work, or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning, or other utilities or services; or (b) to comply with or perform or, except as expressly provided in this Sublease, to cause the compliance with or performance of, any of the terms and conditions required to be performed by Prime Landlord under the terms of the Primary Lease. Subtenant hereby agrees that Prime Landlord is solely responsible for the performance of the foregoing obligations.

10.     No Privity of Estate; No Privity of Contract.  Nothing in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Prime Landlord.

11.     Release.  Subtenant hereby releases Sublandlord or anyone claiming through or under Sublandlord by way of subrogation or otherwise. Subtenant hereby releases Prime Landlord or anyone claiming through or under Prime Landlord by way of subrogation or otherwise to the extent that Sublandlord releases Prime Landlord under the terms of the Primary Lease.

12.     Notices.  All notices and other communications required or permitted under this Sublease shall be given in the same manner as in the Primary Lease. Notices shall be addressed to the addresses set forth above.

13.     Entire Agreement.  This Sublease contains the entire agreement between the parties regarding the subject matter contained herein and all prior negotiations and agreements are merged herein. If any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions of this Sublease shall remain unaffected.

14.     Amendments and Modifications.  This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

15.     Successors and Assigns.  The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

16.     Counterparts.  This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Sublease delivered by either facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublease.

17.     Defined Terms.  All capitalized terms not otherwise defined in this Sublease shall have the definitions contained in the Primary Lease.

18.     Choice of Law.  This Sublease shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law rules.

[Remainder of Page Intentionally Left Blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD: MEMORY MD, INC.
By: /s/ Boris Goldstein Name: Boris Goldstein Title: Chairman
SUBTENANT: NANO GRAPHENE INC.
By: /s/ A. Sergey Name: A. Sergey Title: CEO